Exhibit 5.5

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

December 5, 2014	FILE NO: 50279.000004

Casella Waste Systems, Inc.

25 Greens Hill Lane

Rutland, Vermont 05701

Casella Waste Systems, Inc. and Co-Registrants

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel to North Country Environmental Services, Inc., a Virginia corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by Casella Waste Systems, Inc., a Delaware corporation (the “Parent”), and certain subsidiaries of the Parent, including the Company, identified in the Registration Statement as co-registrants (such subsidiaries of the Parent collectively referred to herein as the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Parent of (i) senior debt securities of the Parent (the “Senior Debt Securities”), (ii) subordinated debt securities of the Parent (the “Subordinated Debt Securities”), (iii) 7.75% Senior Subordinated Notes of the Parent due 2019 (the “Senior Subordinated Notes” and, together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”), (iv) guarantees of the Debt Securities by the Subsidiary Guarantors (the “Guarantees”), (v) shares of Class A Common Stock of the Parent, par value $0.01 per share (the “Class A Common Stock”), (vi) shares of preferred stock of the Parent, par value $0.01 per share (the “Preferred Stock”), (vii) depositary shares representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”), (viii) contracts obligating the Parent or a holder to purchase or sell Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Purchase Contracts”), (ix) purchase units, consisting of one or more Purchase Contracts and beneficial interests in Debt Securities, debt obligations of third parties, including U.S. treasury securities, or any other securities (the “Purchase Units”) and (x) warrants to purchase the Debt Securities, Class A Common Stock, Preferred Stock and Depositary Shares (the “Warrants” and, together with the Debt Securities, the Guarantees, the Class A Common Stock, the Preferred Stock, the Depositary Shares, the Purchase Contracts and the Purchase Units, the “Securities”), having an aggregate maximum offering price not to exceed $250,000,000.

ATLANTA    AUSTIN    BANGKOK    BEIJING    BRUSSELS     CHARLOTTE    DALLAS    HOUSTON    LONDON    LOS ANGELES

McLEAN    MIAMI    NEW YORK    NORFOLK    RALEIGH     RICHMOND    SAN FRANCISCO    TOKYO    WASHINGTON

www.hunton.com

North Country Environmental Services, Inc.

December 5, 2014

The Securities are to be issued in one or more series and will be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto. The Senior Debt Securities may be issued pursuant to a senior indenture (the “Senior Indenture”) and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture (the “Subordinated Indenture”), in each case between the Parent, the Subsidiary Guarantors (if any) and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act of 1939, as amended. The Senior Subordinated Notes may be issued pursuant to the Indenture, dated as of February 7, 2011, by and between the Parent and U.S. Bank National Association, as Trustee, for the Senior Subordinated Notes (as amended, restated or supplemented through the date hereof, the “Senior Subordinated Indenture” and, together with the Senior Indenture and the Subordinated Indenture, the “Indentures”). The Guarantees will be issued pursuant to the Indentures as evidenced by a notation on the Debt Securities made by the Subsidiary Guarantors in favor of the trustee and, in the case of the Senior Subordinated Notes, the form Guarantee included as an exhibit to the Senior Subordinated Indenture.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Articles of Incorporation and the Amended and Restated By-Laws of the Company, each as amended through the date hereof, (ii) the Registration Statement, the Prospectus and the documents incorporated therein by reference, (iii) resolutions of the Board of Directors of the Company, (iv) the form of the Senior Indenture, the form of the Subordinated Indenture and the Senior Subordinated Indenture (collectively, the “Indenture Documents”), (v) the forms of the Debt Securities (collectively, the “Debt Securities Documents”), (vi) the forms of notation of the Guarantees and the form Guarantee included as an exhibit to the Senior Subordinated Indenture (collectively, the “Guarantee Documents,” and, together with the Indenture Documents and the Debt Securities Documents, the “Note Documents”) and (vii) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

North Country Environmental Services, Inc.

December 5, 2014

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties.

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Guarantees under the Note Documents.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.5 to the Registration Statement and the reference, if any, to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Wilmer Cutler Pickering Hale and Dorr LLP, as counsel to the Parent, may rely on the opinions set forth in this letter for the purpose of issuing its opinion letter filed as Exhibit 5.1

North Country Environmental Services, Inc.

December 5, 2014

to the Registration Statement and dated the date hereof with respect to the enforceability, legality and validity of the Guarantees being issued by the Company under the Registration Statement.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This opinion is being delivered and should be understood with reference to customary practice. See “Statement on the Role of Customary Practice in the Preparation and Understanding of Third-Party Legal Opinions,” 63 BUS. LAW. 1277 (2008). This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton & Williams LLP